Exhibit P

                            NT ALPHA STRATEGIES FUND

                                  Common Units

                               __________________


                                  SUBSCRIPTION


                                    BOOKLET




                           FOR UNITED STATES PERSONS
                           (Individuals and Entities)


                           __________________________




This Subscription Booklet is utilized for the offering of Common Units ("Units") of NT Alpha Strategies Fund (the "Fund"). Units of the Fund are available only to persons who qualify as "accredited investors" pursuant to Regulation D under the Securities Act of 1933, as amended.

                            NT Alpha Strategies Fund


                           SUBSCRIPTION INSTRUCTIONS
                           -------------------------

                  Prospective investors must complete all of the documents contained in this Subscription Booklet in the manner described below. For purposes of the Subscription Booklet, the "Investor" is the person for whose account the Units are being purchased. Another person with investment authority may execute the Subscription Agreement on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor. If you decide to invest you will make certain representations in the Subscription Agreement. Please be sure to read it carefully. Also note that a Power of Attorney is contained in paragraph 1(c) of the Subscription Agreement. By signing the Subscription Agreement you will be granting the Power of Attorney contained therein.

                  If you have any questions concerning this Subscription Booklet or would like assistance completing it, please call Kimberly Kell at
(312) 557-1424.


Instructions for Individuals

1. Answer the Investor Suitability Questionnaire found on page 10 by initialing in the spaces provided.

2.       Fill out and sign page 13 to subscribe for Units.

3.       Fill out and sign the Form W-9 attached hereto.

4. Return this Subscription Booklet to the Fund at the address listed below under Subscription Address along with a wire in the appropriate amount and the completed Form W-9.

5.       Follow the instructions listed below under Payment of Subscription.

Instructions for Entities Other Than Individuals

1. Answer the Investor Suitability Questionnaire found on pages 11 through 12 where applicable, by initialing in the spaces provided.

2.       Fill out and sign page 13 to subscribe for Units.

3.       Fill out and sign the Form W-9 attached hereto.

4. Return this Agreement to the Fund at the address listed below under Subscription Address along with a wire in the appropriate amount and the completed Form W-9.

5.       Follow the instructions listed below under Payment of Subscription.

Payment of Subscription

The Investor shall pay the amount of the Investor's subscription hereunder by wire transfer in immediately available funds to the account set forth below. Payments must be received by the Fund at least five Business Days before the Closing Date of the Investor's Subscription. Any interest earned on such subscription amount prior to the Closing Date will accrue to the benefit of the Fund.

Wire instructions for payment in U.S. Dollars:

                  Bank: Northern Trust Chicago
                  ABA #: 071000152
                  A/C name:  Wire account
                  A/C: 5186061000
                  For further credit to: NT Alpha Strategies Fund Account #: 26-26278
                  Reference:  [Name of subscriber]



Subscription Address

                         NT Alpha Strategies Fund
                         c/o Northern Trust Securities, Inc.
                         50 South La Salle Street, M-16
                         Chicago, Illinois 60675
                         Attn:  Stephanie Stark
                         Tel:  (312) 630-0647
                         Fax:  (312) 444-4352

                             SUBSCRIPTION AGREEMENT
                             ----------------------


NT Alpha Strategies Fund

Dear Ladies and Gentlemen:

                  Reference is made to the Confidential Private Offering Memorandum, dated June 2004, with respect to the offering of Common Units (the "Units") in NT Alpha Strategies Fund (the "Fund") (such Confidential Private Offering Memorandum, together with any supplements thereto delivered to the undersigned, being herein called the "Memorandum"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Memorandum.

                  The undersigned subscribing investor (the "Investor") hereby agrees as follows:

1. Subscription for the Units.

                  (a) The Investor agrees to become a unitholder in the Fund and in connection therewith subscribes for and agrees to purchase the number of Units determined by dividing the total amount of subscription set forth on page 13 hereof by the price per Unit, on the terms and conditions described herein and in the Memorandum.

                  (b) The Investor acknowledges and agrees that it is not entitled to cancel, terminate or revoke this subscription or any agreements of the Investor hereunder, except as otherwise set forth in this Section 1(b), the Memorandum or applicable law, and such sub scription and agreements and power of attorney set forth in Section 1(c) shall survive (i) changes in the transaction, documents and instruments described in the Memorandum which in the aggregate are not material or which are contemplated by the Memorandum and
(ii) the death or disability of the Investor; provided, however, that if the Fund shall not have accepted this subscription on or before the closing date therefore, this subscription, all agreements of the Investor hereunder and the power of attorney granted hereby shall be cancelled and this Subscription Agreement will be returned to the Investor.

                  (c) The Investor hereby irrevocably constitutes and appoints Northern Trust Global Advisors, Inc. (and any substitute or successor investment manager(s) of the Fund) (the "Investment Manager") its true and lawful attorney in its name, place and stead, (A) to receive and pay over to or cause the Administrator to receive and pay over to the Fund on behalf of the Investor, to the extent set forth in this Subscription Agreement, all funds received hereunder, (B) to complete or correct, on behalf of the Investor, all documents to be executed by the Investor in connection with the Investor's subscription for Units, including, without limitation, filling in or amending amounts, dates and other pertinent information, and (C) as applicable, to execute, acknowledge, swear to and file (i) any agreements or other documents relating to the obligations of the Fund, as limited and defined in the Agreement and Declaration of Trust of the Fund, dated April 5, 2004 (the "Trust Deed"), (ii) any share certificates required by law, (iii) all certificates and other instruments necessary to qualify, or continue the qualification of, the Fund in the jurisdictions where it may be doing business, (iv) all assignments, conveyances or other instruments or documents necessary to effect the winding up or dissolution of the Fund, and (v) all other filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, which the Fund considers necessary or desirable to carry out the purposes of this Subscription Agreement, the Trust Deed and the business of the Fund. This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive the transfer of the Investor's Units.

2. Certain Acknowledgments and Agreements of the Investor.

                  The Investor understands and acknowledges that:

                  (a) The subscription for the Units contained herein may be accepted or rejected, in whole or in part, by the Fund in its sole and absolute discretion. No subscription shall be deemed accepted until the subscription has been accepted and, if necessary, any subsequent acts have been taken which shall be deemed an acceptance of this Subscription Agreement by the Fund and its Investment Manager for all purposes.

                  (b) Except as provided under applicable state securities laws, this subscription is and shall be irrevocable, except that the Investor shall have no obligations hereunder if this subscription is for any reason rejected or this offering is for any reason cancelled.

                  (c) All documents pertaining to this investment and readily available to the Fund have been made available for inspection by the Investor, and the books and records of the Fund will be available, upon reasonable notice, for inspection by the Investor for purposes reasonably related to the Investor's investment in the Fund during reasonable business hours at the Fund's principal place of business.

                  (d) No foreign, federal or state authority has made any finding or determination as to the fairness for investment of the Units and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse this offering.

                  (e) The Investor represents and warrants that it is an "accredited investor," as defined in Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). The Investor agrees, at all times prior to ceasing to be an Investor in the Fund, to notify the Fund of any change that would make the representations set forth in the prior sentence inaccurate or untrue or any change in the information provided to the Fund by the Investor.

                  (f) The Investor agrees to provide any additional documents and information that the Fund reasonably requests, including information relevant to a determination of whether the Investor is an "accredited investor" as defined in Regulation D under the 1933 Act.

                  (g) Other than as set forth in the Memorandum, the Investor is not relying upon any other information, representation or warranty by the Fund. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor's own advisors as to the financial, tax, legal and related matters concerning an investment in the Units, and on that basis believes that an investment in the Units is suitable and appropriate for the Investor. The Investor understands that Skadden, Arps, Slate, Meagher & Flom LLP acts as counsel only to the Fund, Investment Manager and their affiliates, and that no attorney-client relationship exists between Skadden, Arps, Slate, Meagher & Flom LLP and any other person solely by virtue of such person making an investment in the Fund.

3. Representations and Warranties of the Investor.

                  The Investor understands that the Units are being sold in reliance upon the exemptions provided in the 1933 Act and/or Regulation D thereunder for transactions involving limited offers and sales and the Investor, for the Investor and for the Investor's heirs, personal representatives, successors and assigns, makes the following representations, declarations and warranties with the intent that the same may be relied upon in determining the suitability of the Investor as an investor in the Fund. The following representations, warranties and agreements shall survive the closing date applicable to the Investor and will be deemed to be reaffirmed by the Investor at any time the Investor makes an additional purchase of Units from the Fund. The act of making such capital contributions will be evidence of such reaffirmation.

                  (a) The Investor has received, read carefully and understands the Memorandum and the Trust Deed and all annexes or exhibits thereto and has consulted the Investor's own attorney, accountant and/or investment adviser with respect to the investment contemplated hereby and its suitability for the Investor. Any special acknowledgment set forth below with respect to any statement contained in the Memorandum or the Trust Deed shall not be deemed to limit the generality of this representation and warranty.

                  (b) The Fund has made available to the Investor, during the course of this transaction and prior to the purchase of any of the Units, the opportunity to ask questions of and receive answers from the Fund or any of its principals concerning the terms and conditions of the offering described in the Memorandum, and to obtain any additional information necessary to verify the information contained in the Memorandum or otherwise relative to the financial data and business of the Fund, to the extent that such parties possess such information or can acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

                  (c) The Investor understands and acknowledges that (i) the Investor must bear the economic risk of the Investor's investment in the Units until the termination of the Fund or until the Investor withdraws from the Fund; (ii) the Units have not been registered under the 1933 Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the 1933 Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the 1933 Act and applicable state laws or unless an exemption from such registration is available; (iii) the Investor is purchasing the Units for investment purposes only for the account of the Investor and not with any view toward a distribution thereof; (iv) the Investor is investing in the Fund as a common investment vehicle rather than as a means to facilitate the individual or separate investment decisions of holders of interests in the Investor; (v) the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Units which the Investor hereby subscribes to purchase or any part thereof, and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement;
(vi) the Investor understands that the Units cannot be sold or transferred without the prior written consent of the Fund, which may be withheld in its sole discretion and will be withheld if transfer could cause the Fund to become subject to regulation under federal law as an investment company or would subject the Fund to adverse tax consequences; (vii) no purchase of a Share by or proposed transfer of a Share to a person that is a "benefit plan investor" within the meaning of DOL Regulation 2510.3-101, 29 C.F.R. Section 2510.3-101 (the "Plan Assets Regulation") will be permitted; (viii) there will be no public market for the Units; (ix) any disposition of the Units may result in unfavorable tax consequences to the Investor; (x) the Fund does not have any obligation or intention to register the Units for sale under the 1933 Act or any state securities laws or of supplying the information which may be necessary to enable the Investor to sell Units; and (xi) Investors have no right to require the registration of the Units under the 1933 Act or state securities laws or other applicable securities regulations.

                  (d) The Investor is aware and acknowledges that (i) the Units involve a substantial degree of risk of loss of the Investor's entire investment and there is no assurance of any income from such investment; (ii) any federal and/or state income tax benefits which may be available to the Investor may be lost through the adoption of new laws or regulations or changes to existing laws and regulations or changes in the interpretation of existing laws and regulations; (iii) the Investor, in making its investment, is relying, if at all, solely upon the advice of the Investor's personal tax advisor with respect to the tax aspects of an investment in the Fund; and (iv) because there are substantial restrictions on the transferability of the Units it may not be possible for the Investor to liquidate its investment readily in any event, including in case of an emergency.

                  (e) The statement as to net worth and annual income or assets of the Investor and the other information referenced in paragraph 7 hereof are true, correct and complete in all material respects.

                  (f) The Investor (if a natural person) is at least 21 years of age and the Investor has adequate means of providing for all its current and foreseeable needs and personal contingencies and has no need for liquidity in this investment, and if the Investor is an unincorporated association, all of its members who are U.S. Persons are at least 21 years of age.

                  (g) The Investor has evaluated the risks of investing in the Units, and has determined that the Units are a suitable investment for the Investor. The Investor can bear the economic risk of this investment and can afford a complete loss of its investment. In evaluating the suitability of an investment in the Units, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the Memorandum, and independent investigations made by the Investor or representative(s) of the Investor.

                  (h) The Investor is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Units. The aggregate amount of the investments of the Investor in, and the Investor's commitments to, all similar investments that are illiquid is reasonable in relation to the Investor's net worth.

                  (i) The Investor maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown on the execution page of this Subscription Agreement.

                  (j) The Investor (if an entity) is authorized and qualified to become an Investor in, and authorized to make its capital contributions to, the Fund, and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

                  (k) The Investor (if an entity) was not formed and is not being utilized primarily for the purpose of making an investment in the Fund.

                  (l) Any information which the Investor has heretofore furnished to the Fund or any agent of the Fund with respect to the Investor is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to the Investor's purchase of Units, the Investor will immediately furnish such revised or corrected information to the Fund and any investor in the Fund to whom the Investor gave such information.

                  (m) The representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement are made with the intent that they be relied upon by the Fund in determining its suitability as a purchaser of the Units, and shall survive its purchase. In addition, the Investor undertakes to notify the Fund immediately of any change in any representation, warranty or other information relating to the Investor set forth herein.

                  (n) The Investor, if it is a corporation, limited liability company, trust, partnership or other entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the execution, delivery and performance by it of this Subscription Agreement are within its powers, have been duly authorized by all necessary corporate or other action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Fund) and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or other comparative organizational documents or any agreement, judgment, injunction, order, decree or other instrument to which the Investor is a party or by which the Investor or any of the Investor's properties is bound. This Subscription Agreement constitutes a valid and binding agreement of the Investor in accordance with its terms.

                  (o) If the Investor is a natural person, the execution, delivery and performance by the Investor of this Agreement are within the Investor's legal right, power and capacity, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Fund) and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which the Investor is party or by which the Investor or any of his or her properties is bound. This Agreement constitutes a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

                  (p) The Investor is a United States citizen if an individual, and if an entity is organized under the laws of the United States or a state thereof, or is otherwise a U.S. Person1 as defined below.

--------

1 For purposes of this representation, a "U.S. Person" is (i) a natural person who is a citizen of or resident in the United States; (ii) a partnership or corporation or other entity (other than an entity organized principally for passive investment) either organized or incorporated under the laws of the United States or any political subdivision thereof or having its principal place of business in the United States; (iii) an estate or trust the income of which is included in gross income for United States federal income tax purposes regardless of its source; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; (viii) a partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by one or more of the persons or entities described in (i) through
         (vii) above principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a) of the 1933 Act) who are not natural persons, estates or trusts; (ix) a pension plan for the employees, officers or principals of an entity either organized or having its principal place of business in the United States; or (x) an entity organized principally for passive investment if (A) 10% of such entity's units are owned by persons or entities described in (i), (ii), (iii) or (ix) above that are not otherwise qualified eligible persons or (B) such entity was formed principally for the purpose of facilitating investment by persons or entities described in (i), (ii), (iii) or (ix) above.



                  (r) By the purchase of Units, the Investor represents to the Fund that (i) the Investor has neither acquired nor will it transfer or assign any interest the Investor purchases in the Fund, or cause any such interest to be marketed on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704(b)(2) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations and (ii) the Investor either (A) is not, and will not become, a partnership, Subchapter S corporation or grantor trust for federal tax purposes or (B) is such an entity, but neither the Investor nor any of the direct or indirect beneficial owners of the Investor have allowed or caused, or will allow or cause, 40 percent or more of the value of the beneficial owners' respective ownership interests in the Investor to be attributed to the person's ownership of the Units. Further, each Investor agrees that if it determines to transfer or assign any of its Units pursuant to the provisions hereof and the Trust Deed, it will cause its proposed transferee to agree to the transfer restrictions set forth herein and to make the representations set forth in (i) and (ii) above.

                  (s) By the purchase of Units, the Investor understands and agrees that the Investment Manager or any affiliate of the Investment Manager may engage in "agency cross transactions" as defined in Rule 206(3)-2 ("Agency Cross Transactions") promulgated by the Securities and Exchange Commission under the Investment Advisers Act of 1940 (the "Advisers Act") in which the Investment Manager or such affiliate acts as a broker for both the Fund or the Investor and for another person on the other side of the transaction. The Investor understands and agrees that the Investment Manager or such affiliate may receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such Agency Cross Transactions.

4. Indemnification. The Investor recognizes that the offer of the Units was made in reliance upon the Investor's representations and warranties set forth in Paragraph 3 hereof and the acknowledgments and agreements set forth in Paragraph 2 hereof. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase the Units. The Investor hereby agrees to indemnify and hold harmless the Fund, the Investment Manager and any of their respective affiliates and controlling persons from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement or in any other document provided by the Investor to the Fund in connection with the Investor's investment in the Units. The Investor hereby agrees to indemnify the Fund, the Investment Manager and any of their affiliates and controlling persons, and to hold them harmless against all liabilities, costs or expenses (including reasonable attorneys' fees) arising as a result of the sale or distribution of the Units by the Investor in violation of the 1933 Act or other applicable law or any misrepresentation or breach by the Investor with respect to the matters set forth herein. In addition, the Investor agrees to indemnify the Fund, the Investment Manager and any of their respective affiliates and controlling persons and to hold such persons and firms harmless from and against, any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be put or which they may incur or sustain by reason of or in connection with any misrepresentation made by the Investor with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement, or any breach of any such warranties or any failure to fulfill any covenants or agreements set forth herein or included in and as defined in the Memorandum. Notwithstanding any provision of this Subscription Agreement, the Investor does not waive any rights granted to it under applicable securities laws.

5. General. This Subscription Agreement (i) shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor, (ii) shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without reference to any principles of conflicts of law (except insofar as affected by the state securities or "blue sky" laws of the jurisdiction in which the offering described herein has been made to the Investor), (iii) shall survive the admission of the Investor to the Fund, and (iv) shall, if the Investor consists of more than one person, be the joint and several obligation of all such persons.

6. Assignment. The Investor agrees that neither this Subscription Agreement nor any rights which may accrue to the Investor hereunder may be transferred or assigned.

7. Suitability. The truth, correctness and completeness of the information supplied by the Investor (including information on the Schedules attached which are incorporated as part of this agreement) in the attached Investor Suitability Questionnaire are warranted pursuant to Paragraph 3(e) hereof.

8. Use of Investor and Beneficial Owner Name. By executing this Subscription Agreement the Investor hereby agrees to allow the Fund or the Investment Manager to divulge the name of such Investor and/or its beneficial owner and other information if so required by any applicable law, regulation, tax authority (with respect to withholding), judicial process or at the request of a regulator.

9. Prevention of Money Laundering.

                  (a) The Investor understands, acknowledges, represents and agrees (i) that the acceptance of this Subscription Agreement together with the appropriate remittance will not breach any applicable money laundering rules or regulations, (ii) to promptly provide to the Fund or Administrator documentation verifying its identity, (iii) that due to money laundering requirements operating within their respective jurisdictions, the Fund and Administrator may require further evidence of the Investor's identity before this Subscription Agreement can be processed, and (iv) to hold harmless and indemnify each of the Fund, Investment Manager and Administrator against any losses arising from the failure to process such Investor's application if such Investor does not provide such information requested.

                  (b) The Investor understands, acknowledges, represents and agrees that many jurisdictions are in the process of changing or creating anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies and many financial intermediaries are in the process of changing or creating responsive disclosure and compliance policies (collectively "Requirements"), and that the Fund could be requested or required to obtain certain assurances from the Investor, disclose information pertaining to it to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. The Investor understands, acknowledges, represents and agrees that it is the Fund's policy to comply with Requirements to which it is or may become subject and to interpret them broadly in favor of disclosure. The Investor hereby agrees, and by reason of owning any Units will be deemed to have agreed, that the Investor will provide additional information or take such other actions as may be necessary or advisable for the Fund (in the Investment Manager's sole judgment) to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise. The Investor hereby consents, and by reason of owning any Units will be deemed to have consented, to disclosure by the Fund and its agents to relevant third parties of information pertaining to the Investor in respect of Requirements or information requests related thereto.

                  (c) The Investor is not (i) identified on the U.S. Department of Treasury Office of Foreign Assets Control ("OFAC") list of Specially Designated Nationals and Blocked Persons (the "SDN List") codified at 31 CFR Ch. V Annex A as amended from time to time2 ; (ii) owned or controlled by or acting on behalf of any person or entity listed on the SDN List; (iii) the target of any sanction, regulation or law promulgated by OFAC or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, the "U.S. Sanctions Laws") such that the entry into this Subscription Agreement or the LLC Agreement or the performance of any of the transactions contemplated hereby and thereby would contravene such U.S. Sanctions Laws; or (iv) owned or controlled by or acting on behalf of any person or entity that is the target of any U.S. Sanctions Laws such that the entry into this Subscription Agreement or the LLC Agreement or the performance of any of the transactions contemplated hereby and thereby would contravene such U.S. Sanctions Laws.
10. Tax Disclosure. The Investor understands that notwithstanding anything expressed or implied to the contrary in this Subscription Agreement, the Memorandum and the documents referred to therein, he, and his employees, representatives and agents, are expressly authorized to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Memorandum and all materials of any kind (including opinions or other tax analyses) that are provided to him, his employees, representatives and agents, relating to such tax treatment and tax structure; provided, that any such disclosure of the tax treatment and tax structure and materials related thereto may not be made in a manner that would constitute an offer to sell or the solicitation of an offer to buy the securities offered in the Memorandum under applicable securities laws.




            (The remainder of this page is intentionally left blank)

--------
2        The OFAC SDN  list may be found at
         http://www.ustreas.gov/offices/enforcement/ofac/sdn/index.html

                     INVESTOR QUESTIONNAIRE FOR INDIVIDUALS

INDIVIDUALS: Please complete Part I of this Questionnaire

I. Verification of Status as "Accredited Investor" under Regulation D of the 1933 Act.

PLEASE INITIAL APPLICABLE STATEMENTS ON THE LINES BELOW

1.    _________   The Investor's own net worth, taken together with the net
       Initial    worth of the Investor's spouse, exceeds $1,000,000.3


2.    _________   The Investor had an individual gross income in excess of
       Initial    $200,000 (or joint income with the Investor's spouse in
                  excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income with the Investor's spouse in excess of $300,000) this year.

3.    _________   The Investor is a director or executive officer of the Fund
       Initial    or a director or executive officer of the Investment Manager of the Fund.

4.    _________   The Investor has such knowledge and experience in financial
       Initial    and business matters that he/she is capable of evaluating the merits and risks of investing in the Units.












--------
                  3 Net worth for this purpose means total assets (including residence, personal property and other assets) in excess of total liabilities.

                INVESTOR SUITABILITY QUESTIONNAIRE FOR ENTITIES

ENTITIES (non-individuals): Please complete Part I  of this Questionnaire

I. Verification of Status as "Accredited Investor" under Regulation D of the 1933 Act.

PLEASE INITIAL APPLICABLE STATEMENTS ON THE LINES BELOW

1.    _________   The Investor has total assets in excess of $5,000,000, AND
       Initial    was not formed for the specific purpose of acquiring the
                  securities offered, AND is any of the following:

                  o   a corporation;
                  o   a partnership;
                  o   a Massachusetts or similar business trust; OR
                  o an organization described in Section 501(c)(3) of the Code.

2.    _________   The Investor is any of the following:
       Initial
                  o   a trust, not formed for the specific purpose of
                      acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;
                  o   a bank, or any savings and loan association or other
                      institution acting in its individual or fiduciary capacity;
                  o   a broker or dealer;
                  o   an insurance company;
                  o   an investment company or a business development
                      company under the 1940 Act;
                  o   a private business development company under
                      the Advisers Act;
                  o   a Small Business Investment Company
                      licensed by the U.S. Small Business Administration; OR
                  o   an employee benefit plan whose investment decision is
                      being made by a plan fiduciary, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan whose total assets are in excess of $5,000,000 or a self-directed employee benefit plan whose investment decisions are made solely by persons that are "accredited investors."

3.    _________   The Investor is an entity as to which all the equity owners
       Initial    (or, in the case of a trust, all the income beneficiaries)
                  are "accredited investors." If only statement (3) has been initialed (i.e., not 1 or 2), each equity owner (or, in the case of a trust, each income beneficiary) must fill out the Investor Questionnaire for Individuals found on page 10.
                  Please feel free to make copies of this page for each equity owner (or income beneficiary).

Supplemental Data for ENTITIES (natural persons may skip this section)

If the Investor is an entity, please furnish the following supplemental data:

1.   Legal form of entity (corporation, partnership, trust, etc.):
     ______________________________________________________

     Jurisdiction of organization: ________________________________

2. Is the Investor either a tax-exempt foundation or endowment or a pension, profit-sharing, annuity or employee benefit plan which is both involuntary and non-contributory?

                  ____  Yes         ____  No

3. The Investor is not, nor is it acting on behalf of, (i) an employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not such plan is subject to Title I of ERISA, (ii) a "plan" (as defined in Section 4975(e)(1) of the Code), whether or not subject to Section 4975 of the Code, or (iii) an entity whose underlying assets include plan assets by reason of such an employee benefit plan's investment in such entity (including without limitation, as applicable, an insurance company general account). The Investor acknowledges that no purchase of a Share by or proposed transfer of a Share to a person that has represented that it is a Benefit Plan Investor will be permitted.

                               ____  Acknowledged

4. Please indicate whether the Investor is subject to tax imposed under Sections 511-514 of the Code.4

                  ____ Yes          ____  No

5. Please indicate whether or not the Investor is a U.S. pension trust or governmental plan qualified under Section 401(a) of the Code or a U.S. tax-exempt organization qualified under Section 501(c)(3) of the Code.

                  ____ Yes          ____  No

7.                             The fiscal year-end of the Investor is
                               ______________. (Month/Day)



--------
     4 These provisions of the Code address unrelated business taxable income for tax-exempt investors.

                                                   NT Alpha Strategies Fund
                                                        Execution Page
------------------------------------------------------------------------------------------------------------------------------

IN WITNESS WHEREOF, the undersigned Investor has executed this Subscription
Agreement.

Mr., Mrs., Ms.

                                        (Subscriber/Contact Name)
Residence
Address: ___________________________________________________           Telephone: (_______________)___________________________
         ___________________________________________________           Fax:       (_______________)___________________________
City: _________________________ State: ________ Zip: _______           E-mail:    ____________________________________________

Mailing Address (if other than Residence)
Title: _____________________________________________________           Telephone: (_______________)___________________________
Company Name: ______________________________________________           Fax:       (_______________)___________________________
Address: ___________________________________________________           E-mail:    ____________________________________________
         ___________________________________________________
City: ________________________  State: ________ Zip: _______


------------------------------------------------------------------------------------------------------------------------------

    Investor Name: ___________________________________________________________________________________________________________

    Investor Type
    o  Individual    Joint:  o Rights of Survivorship     o Trust   o Partnership     o Corporation     o L.L.C.
    o  IRA                   o Tenants in Common          o Other: ___________________________

    Social Security/Tax ID No.: ___________________________         Signature: _______________________________________________
                                                                              By: ____________________________________________



        State, or if not in the U.S., Country in which this Agreement was signed: ___________________
        Date of Execution: _________________________ , __________

------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Total Capital Contribution:  US$________________________
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Wire Payment Information for Investor
(For Distributions)                                                   Swift code5: ___________________________________________
Bank Name: _______________________________________________________    For further credit to: _________________________________
Bank ABA#: _______________________________________________________    Account Name: __________________________________________
City/State/Country: ______________________________________________    Account #: _____________________________________________
Account Name: ____________________________________________________
Account #: _______________________________________________________

------------------------------------------------------------------------------------------------------------------------------







--------
   5     Required for U.S. dollar wire transfers to non-U.S. banks/financial institutions.  Please contact your bank/financial institution for more information.

                           ACCEPTANCE OF SUBSCRIPTION


                  The undersigned hereby accepts the above subscription for Units on behalf of the Fund and admits the Investor as a Shareholder.


      By:         ___________________________________________
                  Name: _____________________________________
                  Title: ____________________________________

      Date:       ___________________________________________

                            Protecting Your Privacy

Protecting your privacy is important to the NT Alpha Strategies Fund, which is why we wanted you to know;

o We do not sell non-public personal information about our investors or former investors to any outside company.
o We have policies that limit access to your personal information to only those people who need it to perform their jobs and provide services to you, and we have physical, electronic and procedural safeguards that comply with federal standards to guard your personal information.
o We collect information about you from subscription documents, forms, Northern Trust web sites, conversations with you; third parties with your permission; and your transactions with us and our affiliates.
o We only disclose the information we collect about our investors or former investors to companies that perform services, such as marketing services, for us, to affiliated and non-affiliated financial institutions with whom we have joint marketing agreements and as otherwise permitted by law.
o You may direct us not to share certain information about you with our affiliates for marketing purposes, such as your assets, income and date of birth, by calling 312-444-7933 weekdays from 9:00 a.m. to 5:00 p.m. Central Time or by filling out and sending in the attached Privacy Preference Form to the NT Alpha Strategies Fund, 50 S. La Salle Street,
      Attn: DB M-23, Chicago, IL 60675.

If our information sharing practices change, we will send you a revised notice.


(Scissors)--------------------------------------------------------------------


                 The NT Alpha Strategies Fund, Privacy Preference
                 Form Please detach and keep top portion for your records.

You have a right to restrict some of the information we disclose to our affiliates for marketing purposes. You may direct us not to share certain information, such as your assets, income and date of birth by calling (312) 444-7933, Monday through Friday, 9AM to 5PM Central Time; or by filling out and returning this form to the Northern Trust Alpha Strategies Fund, 50 South La Salle Street, Attn: DB M-23, Chicago, IL 60675.

Name ________________________________________________________________________
Social Security Number ______________________________________________________
Address _____________________________________________________________________
_____________________________________________________________________________
Telephone ___________________________________________________________________